                                                 Exhibit 21
Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation/Organization	Holder of Outstanding Equity Interests

Renasant Bank	Mississippi	Renasant Corporation
Primeco, Inc.	Delaware	Renasant Bank
Renasant Leasing Corp. II	Tennessee	Renasant Bank
Renasant Investment Corp.	Delaware	Renasant Leasing Corp. II
Renasant Capital Corp. II	Maryland	Renasant Investment Corp.
Renasant Capital Funding Corp.	Georgia	Renasant Investment Corp.
Renasant Insurance, Inc.	Mississippi	Renasant Bank
Park Place Capital Corp.	Tennessee	Renasant Bank
Park Place Capital Securities Corp.	Delaware	Park Place Capital Corp.
Renasant Securities Corp.	Mississippi	Renasant Bank
Continental Republic Capital, LLC (doing business as Republic Business Credit)	Louisiana	Renasant Bank
PHC Statutory Trust I	Connecticut	Renasant Corporation (1)
PHC Statutory Trust II	Delaware	Renasant Corporation (1)
Capital Bancorp Capital Trust I	Delaware	Renasant Corporation (1)
First M&F Statutory Trust I	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust I	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust II	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust III	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust IV	Delaware	Renasant Corporation (1)
(1) Renasant Corporation is the holder of the Trusts’ common securities.